STANDSTILL AND VOTING AGREEMENT

     THIS STANDSTILL AND VOTING AGREEMENT (the “Agreement”), is made and entered into, effective as of September 16, 2010 (the “Effective Date”), by and between Voxware, Inc., a Delaware corporation (the “Company”), and [___________], [a [________] corporation/an individual] (“Stockholder”).

RECITALS:

     WHEREAS, the Company is entering a private equity offering of Series A Non-Participating Convertible Preferred Stock with the Co-Investment Fund II, L.P., in order to help finance a “going private” transaction in which the Company will (i) conduct a self-tender offer (the “Tender Offer”) for outstanding shares of the Company’s common stock, $0.001 per value per share (the “Common Stock”), followed by a reverse stock split of the Company Common Stock (the “Stock Split”) in order to reduce the number of beneficial owners of its outstanding shares to less than three hundred (300), and (ii) the Company thereafter shall deregister its shares from Section 12(g) registration under the Securities Exchange Act of 1934 and take action to cause its shares to no longer be quoted on the Pink Sheets or other trading medium (such Tender Offer, reverse stock split, deregistration and termination of quotes collectively, the “Going-Private Transaction”).

     WHEREAS, the Stockholder is the holder of approximately [______] shares of the Company’s Common Stock, which represents approximately [____]% of the Company’s issued and outstanding shares of Common Stock (as of the date hereto), and also holds options and/or warrants to purchase in the aggregate [_______] shares of the Company’s Common Stock.

     WHEREAS, Stockholder and the Company have agreed to enter into this Agreement in order to provide certain assurances as to the Stockholder’s intentions with respect to the Going-Private Transaction.

AGREEMENTS:

     NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

I. DEFINITIONS. The following terms, as used herein, have the following meanings:

     1.1 “AFFILIATE” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms “controlling” and “controlled” have meanings corresponding to the foregoing.

     1.2 “BENEFICIAL OWNERSHIP” and “BENEFICIALLY OWN” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

     1.3 “BUSINESS DAY” means any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized by law to close.

     1.4 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     1.5 “PERSON” means an individual, a corporation, a partnership, a limited liability company, an association, a trust, and any other entity or organization recognized under applicable law as a separate legal entity, including a government or political subdivision or an agency or instrumentality thereof.

     1.6 “SECURITIES ACT” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     1.7 “STOCKHOLDER GROUP” means Stockholder and its Affiliates.

II. COVENANTS OF STOCKHOLDER. Stockholder agrees during the term of this Agreement (as defined below):

     2.1 ACQUISITION OF VOTING SECURITIES. Stockholder shall not, and will not permit its Affiliates to, purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire, beneficial ownership of any Common Stock, other than the Common Stock that Stockholder owns as of the Effective Date of this Agreement.

     2.2 SALE OR TRANSFER OF RESTRICTED SECURITIES. Stockholder shall not, and shall not permit its Affiliates to, sell, pledge, encumber or otherwise transfer, or agree to sell, pledge, encumber or otherwise transfer, directly or indirectly, any Common Stock, except to an Affiliate of Stockholder; provided that such Affiliate agrees in writing to be bound by the terms of this Agreement;

     2.3 TENDER OFFER. Stockholder agrees that it shall not, and shall not permit its Affiliates to tender shares of Common Stock owned by Stockholder, and/or its Affiliates, in the Tender Offer.

     2.4 REVERSE SPLIT. Stockholder agrees that it shall, and shall cause its Affiliates to, vote, in person or by proxy, in favor of the Reverse Split.

     2.5 OTHER PROPOSALS. Stockholder shall take all actions reasonably necessary to vote against or withhold its written consent to any proposal made in opposition to, or in competition or inconsistent with, the Tender Offer and Reverse Split.

     2.6 CERTAIN ACTIONS. Stockholder shall not, and shall not permit its Affiliates to:

         (a) “solicit,” or become a “participant” in any “solicitation” of, any “proxy” (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Common Stock in connection with any vote on any matter, or agree or announce its intention to vote with any Person undertaking a “solicitation”;

         (b) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Common Stock;

         (c) grant any proxies with respect to any Common Stock to any Person (other than as recommended by the Board of Directors or a Special Committee of the Board of Directors of the Company) or deposit any Common Stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

         (d) put forth or otherwise support any proposal made in opposition to, or in competition with, the Tender Offer or the Reverse Split;

         (e) propose any amendment to this Agreement that is or may be required to be publicly disclosed; or

         (f) take any other action or enter into any other agreement, arrangement or understanding that would reasonably be expected to prevent or impede the consummation of the Going Private Transaction.

     2.7 ACTIONS AS DIRECTOR. Notwithstanding any other provision of this Agreement, if the Stockholder is a director or officer of the Company (including if a Director is an affiliate of such Stockholder), it is expressly understood and agreed that this Agreement shall not limit or restrict any actions taken by the Stockholder in his or her capacity as a director or officer of the Company pursuant to Applicable Law.

III. REPRESENTATION BY STOCKHOLDER.

     3.1 CAPACITY AND AUTHORITY. Stockholder has the legal capacity, power and authority, as applicable, to enter into and perform all of the Stockholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally or by general equitable principles. The execution, delivery and performance of this Agreement by the Stockholder will not violate any agreement or court order to which the Stockholder is a party or is subject.

     3.2 NO OTHER AGREEMENTS. Stockholder represents and warrants to the Company that Stockholder has not entered into, and there does not exist, any agreement or understanding with any other stockholder of the Company or any other Person regarding the voting, sale, or other disposition of the Common Stock Beneficially Owned by Stockholder.

IV. REMEDIES

     4.1 STOP TRANSFER. Stockholder agrees to the entry of stop transfer orders with the Company’s transfer agent against transfer of Common Stock held by the Stockholder, except in compliance with the requirements of this Agreement.

     4.2 SPECIFIC PERFORMANCE. Stockholder (a) acknowledges and agrees that any breach by Stockholder of any provision of this Agreement would irreparably injure the Company and that monetary damages would be an inadequate remedy therefor, and (b) accordingly (i) agrees that the Company shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement, and (ii) consents to the entry thereof, in addition to any other remedy to which the Company is entitled at law or in equity.

V. TERM AND TERMINATION OF AGREEMENT. The “Term” of this Agreement shall (a) commence on the date hereof and (b) terminate upon the occurrence of any of the following:

         (a) the written agreement of the Company and Stockholder to terminate this Agreement, provided that such termination shall have been approved by the Special Committee of the Board of Directors of the Company;

         (b) consummation of the Reverse Split; or

         (c) upon public announcement by the Company that it has decided to abandon the Going-Private Transaction.

VI. MISCELLANEOUS

     6.1 NOTICES. All notices, elections, requests, demands, and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when personally delivered, or (b) on the third (3rd) business day after which sent by registered or certified mail, postage prepaid, return receipt requested, (c) on the date on which transmitted by facsimile or other electronic means generating a receipt evidencing a successful transmission (provided that, on that same date, a copy of such notice is sent by registered or certified mail, postage prepaid, return receipt requested), or (d) on the next business day after the business day on which deposited with a regulated public carrier (e.g., Federal Express) for overnight delivery, freight prepaid, addressed to the Party for whom intended at the address set forth on the signature page hereof, or such other address or facsimile number, notice of which is given in a manner permitted by this Agreement.

     6.2 AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Stockholder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     6.3 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, the Stockholders may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the Company. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     6.4 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. A copy of this Agreement that is executed by a party and transmitted by that party to the other party by facsimile or email shall be binding on the signatory party to the same extent as a copy hereof containing the signatory’s original signature.

     6.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any of the parties hereto.

     6.6 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

[Signatures appear on the following page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

“COMPANY:”	“STOCKHOLDER:”

VOXWARE, INC., a Delaware corporation

By:

Date	Date

Address & Facsimile No. for Notices:	Address & Facsimile No. for Notices:

Voxware, Inc.
ATTN: Chief Executive Officer
300 American Metro Boulevard
Suite 155
Hamilton, NJ 08619

Facsimile No.:	Facsimile No.: